Certificate No: 3504828

                             The Companies Act 1985

                         _______________________________

                        PRIVATE COMPANY LIMITED BY SHARES
                         ______________________________

                                   MEMORANDUM

                                     - and -

                             ARTICLES OF ASSOCIATION

                                       of

                       CINERGY GLOBAL POWER (UK) LIMITED*

               __________________________________________________

                         Incorporated on 5 February 1998

               __________________________________________________

*    The name of the  Company  was  changed  from Foray 1081  Limited to Cinergy
     Global Power (UK)  Limited  recorded by  Certificate  of  Incorporation  on
     Change of Name dated 3 April 1998.

                             The Companies Act 1985

                         ______________________________

                        PRIVATE COMPANY LIMITED BY SHARES
                         ______________________________

                            MEMORANDUM OF ASSOCIATION

                                       of

                        CINERGY GLOBAL POWER (UK) LIMITED

--------------------------------------------------------------------------------

1.   The Company's name is "Cinergy Global Power (UK) Limited".*

2.   The Company's registered office is to be situated in England and Wales.

3.   The Company's objects are:-

     3.1  To carry out all or any of the  businesses  of general  merchants  and
          traders,   cash  and  credit   traders,   manufacturers'   agents  and
          representatives,   insurance  brokers  and  consultants,   estate  and
          advertising  agents,  mortgage brokers,  financial  agents,  advisers, managers and  administrators,  hire  purchase and general  financiers, brokers  and  agents,  commission  agents,  importers  and  exporters, manufacturers,  retailers,  wholesalers, buyers, sellers, distributors
          and  shippers  of,  and  dealers  in  all  products,   goods,   wares,
          merchandise  and  produce of every  description,  to  participate  in, undertake,  perform and carry on all kinds of commercial,  industrial, trading and financial  operations and enterprises;  to carry on all or
          any  of  the   businesses  of  marketing  and  business   consultants,
          advertising    agents   and   contractors,    general    storekeepers,
          warehousemen,  discount  traders,  mail  order  specialists,  railway, shipping and forwarding  agents,  shippers,  traders,  capitalists and financiers either on the Company's own account or otherwise,  printers and publishers; haulage and transport contractors, garage proprietors, operators,  hirers and  letters  on hire of, and  dealers in motor and other vehicles,  craft, plant,  machinery,  tools and equipment of all kinds;  and to  purchase  or  otherwise  acquire  and  take  over  any businesses or undertakings which may be deemed expedient, or to become interested  in, and to carry on or dispose of, remove or put an end to the same or otherwise deal with any such businesses or undertakings as may be thought desirable.

     3.2  To carry on any  other  trade or  business  whatever  which can in the opinion  of the board of  directors  be  advantageously  carried on in connection  with or as being  ancillary  to any of the  businesses  or activities of the Company.

     3.3  To purchase or by any other means  acquire and take  options  over any property whatever, and any rights or privileges of any kind over or in respect of any property.

     3.4  To apply  for,  register,  purchase,  or by other  means  acquire  and protect, prolong and renew, whether in the United Kingdom or elsewhere any patents,  patent rights,  brevets  d'invention,  licences,  secret processes,  trade marks,  designs,  protections and concessions and to disclaim,  alter,  modify,  use and turn to account and to manufacture under of grant  licences or privileges in respect of the same,  and to expend money in experimenting upon, testing and improving any patents, inventions  or rights  which the  Company  may  acquire  or propose to acquire.

     3.5  To  acquire  and  undertake  the  whole or any  part of the  business, goodwill  and assets of any  person,  firm or company  carrying  on or proposing  to carry on any of the  businesses  which  the  Company  is authorised to carry on and as part of the  consideration  for any such acquisition to undertake all or any of the liabilities of such person, firm or company,  or to acquire an interest in,  amalgamate  with,  or enter into partnership or into any arrangement for sharing profits, or for co-operation,  or for mutual assistance with any such person, firm or company, or for subsidising or otherwise assisting any such person, firm or company,  and to give or accept,  by way of consideration  for any of the acts or things aforesaid or property acquired,  any shares, debentures, debenture stock or securities that may be agreed upon, and to hold and  retain,  or sell,  mortgage  and  deal  with any  shares, debentures, debenture stock or securities so received.

     3.6  To improve, manage, construct, repair, develop, exchange, let on lease or otherwise,  mortgage,  charge,  sell,  dispose of, turn to account, grant  licences,  options,  rights and  privileges  in respect  of, or otherwise  deal with all or any part of the property and rights of the
          Company.

     3.7  To invest  and deal with the  moneys of the  Company  not  immediately required in such manner as may from time to time be  determined by the board of directors and to hold or otherwise deal with any  investments made.

     3.8  To lend and  advance  money or give  credit  on any  terms and with or without  security to any person,  firm or company  (including  without prejudice to the  generality  of the  foregoing  any holding  company, subsidiary or fellow subsidiary of, or any other company associated in any way with,  the  Company)  and to receive  money on deposit or loan upon any terms.

     3.9  To guarantee or  otherwise  support or secure,  either with or without the Company  receiving any  consideration  or advantage and whether by personal  covenant or by mortgaging or charging all or any part of the undertaking,  property,  assets,  rights  and  revenues  (present  and future) and uncalled  capital of the Company,  or by both such methods or by any other means whatever, the performance of the liabilities and obligations of and the repayment or payment of any moneys  whatever by any person, firm or company, including (but not limited to):-

          3.9.1any liabilities and obligations whatever of, and the repayment or payment of any moneys  whatever by, any company  which is for the time being or is likely to become the Company's  holding  company or a  subsidiary  of the  Company  or another  subsidiary  of the
               Company's  holding  company  or  otherwise  associated  with  the
               Company in business; and

          3.9.2any liabilities  and  obligations  incurred in connection with or for the purpose of the acquisition of shares in the Company or in any  company  which is for the time being the  Company's  holding company  in so far as the giving of any such  guarantee  or other support or security is not prohibited by law; and

          3.9.3the  repayment  or  payment  of the  principal  amounts  of,  and
               premiums,   interest  and  dividends  on,  any   borrowings   and
               securities.

     3.10 To borrow and raise money in any manner and to secure the repayment of any money  borrowed,  raised or owing by  mortgage,  charge,  standard security,  lien or other  security  upon the  whole or any part of the
          Company's  property or assets (whether  present or future),  including its uncalled capital, and also by a similar mortgage, charge, standard security,  lien or security to secure and guarantee the performance by the Company of any  obligation  or liability it may undertake or which may become binding on it.

     3.11 To draw, make, accept, endorse, discount, negotiate, execute and issue cheques,  bills  of  exchange,  promissory  notes,  bills  of  lading,
          warrants,   debentures,   and   other   negotiable   or   transferable
          instruments.

     3.12 To apply for,  promote,  and obtain any Act of Parliament,  order,  or licence of the Department of Trade or other authority for enabling the
          Company to carry any of its objects into effect,  or for effecting any modification of the Company's  constitution,  or for any other purpose which may seem to the board of directors to be calculated  directly or indirectly  to  promote  the  Company's  interests,  and to oppose any proceedings  or  applications  which  may  seem  to such  board  to be
          calculated   directly  or   indirectly   to  prejudice  the  Company's
          interests.

     3.13 To  enter  into any  arrangements  with any  government  or  authority
          (supreme,  municipal,  local, or otherwise) that may seem to the board of  directors  to be  conducive  to the  attainment  of the  Company's objects  or any of them,  and to obtain  from any such  government  or authority any charters,  decrees,  rights,  privileges or  concessions which such board may think desirable and to carry out,  exercise,  and comply  with  any  such  charters,  decrees,  rights,  privileges  and concessions.

     3.14 To subscribe for, take,  purchase,  or otherwise acquire,  hold, sell, deal  with and  dispose  of,  place  and  underwrite  shares,  stocks, debentures,  debenture stocks, bonds, obligations or securities issued or guaranteed by any other company constituted or carrying on business in any part of the world,  and debentures,  debenture  stocks,  bonds, obligations  or securities  issued or guaranteed by any  government or authority, municipal, local or otherwise, in any part of the world.

     3.15 To control,  manage,  finance,  subsidise,  co-ordinate  or  otherwise assist any company or  companies  in which the Company has a direct or indirect financial interest,  to provide secretarial,  administrative, technical,  commercial  and other services and facilities of all kinds for any such  company  or  companies  and to make  payments  by way of subvention or otherwise and any other  arrangements  which may seem to the board of directors to be desirable with respect to any business or operations  of or  generally  with  respect  to any  such  company  or companies.

     3.16 To promote any other company for the purpose of acquiring the whole or any part of the  business  or property  or  undertaking  or any of the liabilities  of  the  Company,  or  of  undertaking  any  business  or operations  which may appear to the board of directors to be likely to assist or benefit the Company or to enhance the value of any  property or business of the Company,  and to place or guarantee the placing of, underwrite, subscribe for, or otherwise acquire all or any part of the shares or securities of any such company as aforesaid.

     3.17 To sell or otherwise  dispose of the whole or any part of the business or property of the Company,  either together or in portions,  for such consideration  as  the  board  of  directors  may  think  fit,  and in
          particular  (but  without  limitation)  for  shares,   debentures,  or
          securities of any company purchasing the same.

     3.18 To act as agent or broker and as trustee  or nominee  for any  person, firm or company, and to undertake and perform sub-contracts.

     3.19 To remunerate any person,  firm or company  rendering  services to the
          Company  either by cash payment or by the  allotment to him or them of shares or other  securities of the Company credited as paid up in full or in part or otherwise.

     3.20 To pay all or any expenses  incurred in connection with the promotion, formation and  incorporation  of the Company,  or to contract with any person,  firm or company to pay the same,  and to pay  commissions  to brokers and others for underwriting, placing, selling, or guaranteeing the subscription of any shares or other securities of the Company.

     3.21 To provide,  and to establish  and maintain or concur in  establishing and maintaining trusts,  funds,  schemes,  clubs or other arrangements
          (whether contributory or non-contributory) with a view to providing:

          3.21.1  pensions,  insurances,  allowances,  gratuities,  bonuses  and incentives and benefits of every description  including,  but not limited to,  retirement  benefits  schemes  and/or life assurance schemes; and

          3.21.2 employees'  share schemes (within the meaning of section 743 of the  Companies  Act 1985)  including,  but not limited to, profit sharing, share option and share purchase schemes

          to  or  for  the  benefit  of  officers,  ex-officers,   employees  or
          ex-employees of the Company or its  predecessors in business or of any company  which  is for the  time  being  or has at any  time  been the
          Company's  holding  company or a subsidiary  of the Company or another subsidiary of that holding  company or of any  predecessor in business of any  such  company  or the  dependants  or  relatives  of any  such persons;  and to  provide or lend  money or  provide  other  financial
          assistance   in   accordance   with  or  for  the   purposes  of  such
          arrangements.

     3.22 To support (whether by direct  subscription,  the giving of guarantees
          or  otherwise)  any  charitable,   benevolent  or  educational   fund,
          institution  or  organisation,  or any event or purpose of a public or general  nature,  the  support of which will or may, in the opinion of the  board  of  directors,  directly  or  indirectly  benefit,  or  is calculated so to benefit, the Company or its business or activities or its officers, ex-officers,  employees or ex-employees or the business, activities or its officers, ex-officers,  employees or ex-employees of any  company  which is for the time  being or has at any time been the
          Company's  holding  company or a subsidiary  of the Company or another subsidiary  of that  holding  company  or the  officers,  ex-officers, employees  or  ex-employees  of any  predecessor  in  business  of the
          Company or any such company as aforesaid.

     3.23 Subject to and in accordance with a due compliance with the provisions of sections 155 to 158  (inclusive)  of the Act (if and so far as such
          provisions  shall  be  applicable),   to  give,  whether  directly  or
          indirectly,  any kind of financial  assistance  (as defined in section
          152(1)(a)  of the Act) for any such purpose as is specified in section
          151(1) and/or section 151(2) of the Act.

     3.24 To purchase and maintain,  for the benefit of any director  (including an  alternate  director),  officer or auditor of the Company or of any company  which  is the  holding  company,  a  subsidiary,  or a fellow subsidiary  of the  Company,  insurance  against any  liability  as is referred  to in  section  310(1)  of  the  Act  and,  subject  to  the provisions of the Act, against any other liability which may attach to him or loss or expenditure  which he may incur in relation to anything done or  alleged to have been done or omitted to be done as a director
          (including  an alternate  director),  officer or auditor and,  subject also to the provisions of the Act, to indemnify any such person out of the assets of the Company  against all losses or liabilities  which he may sustain or incur in or about the lawful execution of the duties of his office or otherwise in relation thereto and, without  prejudice to the foregoing, to grant any such indemnity after the occurrence of the event giving rise to any such liability.

     3.25 To distribute among the members of the Company in kind any property of the  Company of  whatever  nature.  3.26 To procure  the Company to be registered or recognised in any part of the world.

     3.27 To do all or any of the things or matters aforesaid in any part of the world and either as principal,  agent, contractor or otherwise, and by or through agents,  brokers,  sub-contractors  or otherwise and either alone or in conjunction with others.

     3.28 To do all such other things as may be deemed  incidental  or conducive to the attainment of the Company's objects or any of them.

          AND so that:-

          3.28.1 none of the objects set out in any of the preceding sub-clauses of this Clause 3 shall be restrictively  construed but the widest interpretation  shall be given to each such  object,  and none of such  objects  shall,  except  where  the  context  expressly  so requires,  be in any way limited or restricted by reference to or inference  from any  other  object or  objects  set forth in such sub-clause, or by reference to or inference from the terms of any other  sub-clause  of  this  Clause  3,  or  by  reference  to or inference from the name of the Company;

          3.28.2 none of the preceding  sub-clauses of this Clause 3 and none of the  objects  therein  specified  shall be deemed  subsidiary  or ancillary  to any of the  objects  specified  in any  other  such sub-clause,  and the  Company  shall  have  as  full a  power  to exercise  each and every  one of the  objects  specified  in each sub-clause of this Clause 3 as though each  sub-clause  contained the objects of a separate company;

          3.28.3 the word  "company"  in this  Clause 3,  except  where  used in reference  to  the  Company,  shall  be  deemed  to  include  any partnership  or other body of persons,  whether  incorporated  or unincorporated  and whether  domiciled  in the United  Kingdom or elsewhere;

          3.28.4  in  this  Clause  3  the  expressions  "holding  company"  and
               "subsidiary"  shall have the meanings given to them  respectively by section 736 of the Act and the expression "subsidiaries" shall include a subsidiary undertaking as defined by section 258 of the
               Act; and

          3.28.5 in this Clause 3 the  expression  "the Act" means the Companies
               Act  1985,  but so that  any  reference  in this  Clause 3 to any provision  of the Act shall be deemed to include a  reference  to any statutory  modification  or re-enactment of that provision at the time this Clause 3 takes effect.

4.   The liability of the members is limited.

5.   The  Company's  share  capital  is(pound)1,000  divided  into 1,000  shares of(pound)1 each.

We, the several persons whose names, addresses, and descriptions are subscribed, are desirous of being formed into a company in pursuance of this  Memorandum  of
Association  and we  respectively  agree to take the  number  of  shares  in the capital of the Company set opposite our respective names.

------------------------------------------------------------------------

  Names, addresses and descriptions      Number of shares taken
         of Subscribers                  by the/each Subscriber

------------------------------------------------------------------------

JACQUELINE FISHER                                 One
--------------------------------------------
926 Kingstanding Road
Birmingham
B44 9NG

Secretary

MATTHEW WILLIAM EDWARD HYLAND                     One
29 Highbrow
Harborne
Birmingham
B17 9EW

Solicitor

------------------------------------------------------------------------

DATED: 27th January 1998

------------------------------------------------------------------------

WITNESS to the above signatures:-

MICHELLE HUNT
269 Foley Road West
Streetly
Sutton Coldfield
B74 3NU

Secretary

                             The Companies Act 1985

                            ________________________

                        PRIVATE COMPANY LIMITED BY SHARES

                            ________________________

                             ARTICLES OF ASSOCIATION

                                       of

                       CINERGY GLOBAL POWER (UK) LIMITED*

------------------------------------------------------------------------

1.   Preliminary

     The  regulations  contained  in Table A in the  Schedule  to the  Companies
     (Tables A to F) Regulations  1985 in force at the time of adoption of these
     Articles (such Table being hereinafter called "Table A") shall apply to the
     Company save in so far as they are excluded or varied by these Articles and such  regulations  (save as so excluded to varied) and these Articles shall be the regulations of the Company.

2.   Interpretation

     In  these  Articles  and in  Table A the  following  expressions  have  the following meanings unless inconsistent with the context:-

     "the Act"                       the Companies Act 1985 including any
                                     statutory modification or re- enactment
                                     thereof for the time being in force.

     "these Articles"                these Articles of Association, whether
                                     as originally adopted or as from time
                                     to time altered by special resolution.

     "clear days"                    in relation to the period of a notice
                                     means that period excluding the day
                                     when the notice is given or deemed to
                                     be given and the day for which it is
                                     given or on which it is to take effect.

     "the directors"                 the directors for the time being of the
                                     Company or (as the context shall
                                     require) any of them acting as the
                                     board of directors of the Company.

     "executed"                      includes any mode of execution.

     "the holder"                    in relation to shares means the member
                                     whose name is entered in the register
                                     of members as the holder of the shares.

     "office"                        the registered office of the Company.

     "seal"                          the common seal of the Company (if any).

     "secretary"                     the secretary of the Company or any
                                     other person appointed to perform the
                                     duties of the secretary of the Company,
                                     including a joint, assistant or deputy
                                     secretary.

     "share"                         includes any interest in a share.

     "the United Kingdom"            Unless the context otherwise requires,
                                     words or expressions contained in these
                                     Articles and in Table A bear the same
                                     meaning as in the Act but excluding any
                                     statutory modification thereof not in
                                     force when these Articles become
                                     binding on the Company.  Regulation 1
                                     of Table A shall not apply to the
                                     Company.

3.       Share Capital

     3.1  The   authorised   share  capital  of  the  Company  at  the  time  of
          incorporation  of  the  Company   is(pound)1,000  divided  into  1,000
          ordinary shares of(pound)1.00 each.

     3.2  No shares  comprised in the  authorised  share  capital of the Company from time to time shall be issued  without  the  consent in writing of the  holder or holders  (in  aggregate)  of a  majority  of the voting rights in the Company  (within  the meaning of section  736A(2) of the
          Act) nor  shall any share be issued  at a  discount  or  otherwise  be issued in breach of the provisions of these Articles or of the Act.

     3.3  Regulation 4 of Table A and, in  accordance  with section 91(1) of the
          Act,  Sections 89(1) and 90(1) to (6) (inclusive) of the Act shall not apply to the Company.

4.   Lien

     The Company  shall have a first and paramount  lien on all shares,  whether fully paid or not,  standing  registered in the name of any person indebted or under liability to the Company,  whether he shall be the sole registered holder thereof or shall be one of two or more joint holders, for all moneys presently  payable by him or his  estate to the  Company.  Regulation  8 of
     Table A shall be modified accordingly.

5.   Calls on shares and forfeiture

     There shall be added at the end of the first  sentence of  regulation 18 of
     Table A, so as to  increase  the  liability  of any  member in  default  in respect of a call,  the words "and all expenses that may have been incurred by the Company by reason of such non-payment".

6.   Transfer of shares

     The  first  sentence  in  regulation  24 of Table A shall  not apply to the
     Company.  The words "They may also" at the beginning of the second sentence of that regulation shall be replaced by the words "The directors may".

7.   General meetings

     The directors may call general  meetings and regulation 37 of Table A shall not apply to the Company.

8.   Notice of general meetings

     8.1  A notice  convening a general meeting shall be required to specify the general  nature of the business to be  transacted  only in the case of special  business  and  regulation  38 of  Table A shall  be  modified accordingly.  The  words  "or  a  resolution  appointing  a  person  a director" and paragraphs (a) and (b) in regulation 38 of Table A shall be deleted and the words "in  accordance  with  section  369(3) of the
          Act"  shall be  inserted  after the words "if it is so agreed" in that regulation.

     8.2  All  business  shall  be  deemed  special  that  is  transacted  at an extraordinary  general meeting,  and also all that is transacted at an annual general meeting with the exception of declaring a dividend, the consideration  of the profit and loss account,  balance sheet, and the reports of the  directors  and auditors,  the  appointment  of and the fixing of the  remuneration  of the auditors and the giving or renewal of any  authority in accordance  with the  provisions of section 80 of the Act.

     8.3  Every  notice  convening  a  general  meeting  shall  comply  with the provisions of section  372(3) of the Act as to giving  information  to members in regard to their  right to appoint  proxies;  and notices of and other  communications  relating to any general  meeting  which any member is entitled to receive  shall be sent to the  directors  and to the auditors for the time being of the Company.

9.   Proceedings at general meetings

     9.1  The words,  "save that, if and for so long as the Company has only one person as a member,  one member present in person or by proxy shall be a  quorum"  shall  be  added  at the  end of the  second  sentence  of regulation 40 of Table A.

     9.2  If a quorum is not present within half an hour from the time appointed for a general meeting the general meeting shall stand adjourned to the same day in the next week at the same time and place or to such  other day and at such other time and place as the directors  may  determine;
          and if at the adjourned general meeting a quorum is not present within half an hour from the time  appointed  therefor  the member or members present  in  person  or by  proxy  or  (being  a  body  corporate)  by representative and entitled to vote upon the business to be transacted shall  constitute  a quorum and shall  have  power to decide  upon all matters which could properly have been disposed of at the meeting from which the adjournment  took place.  Regulation 41 of Table A shall not apply to the Company.

10.  Votes of members

     10.1 Regulation  54 of Table A shall not apply to the  Company.  Subject to any rights or restrictions for the time being attached to any class or classes of shares,  on a show of hands every  member  entitled to vote who (being an  individual) is present in person or by proxy (not being himself  a member  entitled  to vote) or (being a  corporate  body) is present  by a  representative  or proxy  (not  being  himself a member entitled  to vote) shall have one vote and,  on a poll,  every  member shall have one vote for each share of which he is the holder.

     10.2 The words "be entitled to" shall be inserted between the words "shall"
          and "vote" in regulation 57 of Table A.

     10.3 A member  shall  not be  entitled  to  appoint  more than one proxy to attend on the same  occasion  and  accordingly  the final  sentence of regulation  59 of Table A shall  not  apply to the  Company.  Any such proxy  shall be  entitled to cast the votes to which he is entitled in different ways.

11.  Number of directors

     11.1 Regulation 64 of Table A shall not apply to the Company.

     11.2 The maximum  number and minimum number  respectively  of the directors may be determined from time to time by ordinary resolution. Subject to and in default  of any such  determination  there  shall be no maximum number of directors and the minimum number of directors shall be one.

12.  Alternate directors

     12.1 An  alternate  director  shall be  entitled  to receive  notice of all meetings of the  directors  and of all meetings of  committees  of the directors of which his appointor is a member (subject to his giving to the Company an address  within the United Kingdom at which notices may be served on him), to attend and vote at any such meeting at which the director  appointing him is not personally  present,  and generally to perform  all the  functions  of his  appointor  at such  meeting  as a director in his absence.  An alternate  director shall not be entitled as such to receive any remuneration from the Company, save that he may be  paid  by the  Company  such  part  (if  any)  of the  remuneration otherwise  payable to his appointor as such appointor may by notice in writing to the  Company  from time to time  direct.  Regulation  66 of
          Table A shall not apply to the Company.

     12.2 A director,  or any such other person as is mentioned in regulation 65 of Table A, may act as an alternate  director to  represent  more than one  director,  and an  alternate  director  shall be  entitled at any meeting of the  directors or of any  committee of the directors to one vote for every director whom he represents in addition to his own vote
          (if any) as a director, but he shall count as only one for the purpose of  determining  whether a quorum is present and the final sentence of regulation 88 of Table A shall not apply to the Company.

     12.3 Save as  otherwise  provided in the  regulations  of the  Company,  an alternate  director  shall be deemed  for the  purposes  specified  in
          Article 12.1 to be a director and shall alone be  responsible  for his own acts and  defaults  and he shall  not be deemed to be the agent of the director  appointing him. Regulation 69 of Table A shall not apply to the Company.

13.  Appointment and retirement of directors

     13.1 The  directors  shall  not be  required  to  retire  by  rotation  and regulations  73 to 80  (inclusive)  of Table A shall  not apply to the
          Company.

     13.2 A member or  members  holding a majority  of the voting  rights in the
          Company  (within the meaning of section 736A(2) of the Act) shall have power at any time,  and from time to time, to appoint any person to be a  director,  either  as an  additional  director  (provided  that the appointment  does not cause  the  number of  directors  to exceed  any number  determined  in  accordance  with  Article  11.2 as the maximum number of directors  for the time being in force) or to fill a vacancy and to remove from office any director howsoever  appointed.  Any such appointment  or  removal  shall be made by  notice in  writing  to the
          Company  signed by the  member or  members  making the same or, in the case  of a  member  being  a  corporate  body,  signed  by  one of its directors  or  duly  authorised  officers  or by its  duly  authorised attorney  and shall take effect upon  lodgement  of such notice at the office.

     13.3 The  Company  may by  ordinary  resolution  appoint  any person who is willing  to act to be a  director,  either to fill a vacancy  or as an additional director.

     13.4 The  directors  may  appoint a person  who is  willing  to act to be a director,  either  to fill a  vacancy  or as an  additional  director, provided that the  appointment  does not cause the number of directors to exceed any number determined in accordance with Article 11.2 as the maximum number of directors for the time being in force.

14.  Disqualification and removal of directors

     The office of a director shall be vacated if:-

     14.1 he ceases to be a director  by virtue of any  provision  of the Act or these Articles or he becomes  prohibited by law from being a director;
          or

     14.2 he becomes  bankrupt or makes any arrangement or composition  with his creditors generally; or

     14.3 he is, or may be, suffering from mental disorder and either:-

          14.3.1 he is admitted to hospital in pursuance of an  application  for admission for  treatment  under the Mental Health Act 1983 or, in
               Scotland,  an application  for admission  under the Mental Health
               (Scotland) Act 1960, or

          14.3.2 an order is made by a court having jurisdiction (whether in the
               United  Kingdom  or  elsewhere)  in  matters   concerning  mental
               disorder for his detention or for the  appointment of a receiver, curator bonis or other person to exercise  powers with respect to his property or affairs; or

     14.4 he resigns his office by notice to the Company; or

     14.5 he shall for more than six consecutive months have been absent without permission of the directors from meetings of the directors held during that period and the directors resolve that his office be vacated; or

     14.6 he is removed from office as a director pursuant to Article 13.2;

     and regulation 81 of Table A shall not apply to the Company.

15.  Gratuities and pensions

     Regulation  87 of Table A shall not apply to the Company and the  directors may  exercise  any powers of the Company  conferred  by its  Memorandum  of
     Association  to give and provide  pensions,  annuities,  gratuities  or any other benefits  whatsoever to or for past or present directors or employees
     (or their  dependants)  of the  Company  or any  subsidiary  or  associated undertaking  (as defined in section 27(3) of the Companies Act 1989) of the
     Company and the Directors shall be entitled to retain any benefits received by them or any of them by reason of the exercise of any such powers.

16.  Proceedings of the directors

     16.1 Whensoever the minimum  number of the directors  shall be one pursuant to the  provisions  of  Article  11.2,  a  sole  director  shall  have authority  to  exercise  all the  powers  and  discretions  which  are expressed  by  Table  A and by  these  Articles  to be  vested  in the directors  generally  and  regulations  89 and 90 of  Table A shall be modified accordingly.

     16.2 Subject  to the  provisions  of the  Act,  and  provided  that  he has disclosed  to the  directors  the nature and extent of any interest of his, a director notwithstanding his office:-

          16.2.1 may be a party to or otherwise interested in any transaction or arrangement  with the  Company or in which the  Company is in any way interested;

          16.2.2 may be a director  or other  officer of or  employed by or be a party  to  any  transaction  or  arrangement  with  or  otherwise interested  in any body  corporate  promoted by the Company or in which the Company is in any way interested;

          16.2.3 may or any firm or company of which he is a member or  director may act in a  professional  capacity  for the Company or any body corporate in which the Company is in any way interested;

          16.2.4 shall not by reason of his office be accountable to the Company for any benefit  which he derives  from such  office,  service or employment or from any such  transaction  or  arrangement or from any interest in any such body  corporate and no such  transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit; and

          16.2.5 shall be entitled to vote on any resolution and (whether or not he shall vote) be counted in the quorum on any matter referred to in  any  of  Articles  16.2.1  to  16.2.4  (inclusive)  or on any resolution  which in any way  concerns  or relates to a matter in which  he has,  directly  or  indirectly,  any  kind of  interest whatsoever  and if he shall vote on any  resolution  as aforesaid his vote shall be counted.

     16.3 For the purposes of Article 16.2:-

          16.3.1 a general  notice to the  directors  that a  director  is to be regarded as having an interest of the nature and extent specified in the  notice  in any  transaction  or  arrangement  in  which a specified  person  or class of  persons  is  interested  shall be deemed to be a  disclosure  that the  director has an interest in any such transaction of the nature and extent so specified;

          16.3.2 an interest of which a director has no  knowledge  and of which it is  unreasonable  to expect him to have knowledge shall not be treated as an interest of his; and

          16.3.3 an  interest  of a  person  who is for any  purpose  of the Act
               (excluding  any  statutory  modification  not in  force  when the
               Company  was  incorporated)  connected  with a director  shall be treated as an  interest  of the  director  and in  relation to an alternate  director an interest of his appointor shall be treated as an interest of the alternate director without prejudice to any interest which the alternate director has otherwise.

     16.4 Any director  (including an alternate  director) may  participate in a meeting of the  directors or a committee of the  directors of which he
          is  a  member  by  means  of  a   conference   telephone   or  similar
          communications  equipment  whereby  all persons  participating  in the meeting  can hear each  other and  participation  in a meeting in this manner  shall be  deemed  to  constitute  presence  in  person at such meeting  and,  subject  to these  Articles  and the  Act,  he shall be entitled  to vote  and be  counted  in a  quorum  accordingly.  Such a meeting shall be deemed to take place where the largest group of those participating  is assembled  or, if there is no such group,  where the chairman of the meeting then is.

     16.5 Regulation  88 of Table A shall be  amended  by  substituting  for the sentence:-

          "It shall not be  necessary  to give notice of a meeting to a director who is absent from the United Kingdom"

          the following sentence:-

          "Notice  of  every  meeting  of the  directors  shall be given to each
          director  and  his  alternate,   including   directors  and  alternate
          directors who may for the time being be absent from the United Kingdom and have given the  Company an address  within the United  Kingdom for service."

     16.6 Regulations  94 to 97  (inclusive)  of Table A shall  not apply to the
          Company.

17.  The seal

     If the Company has a seal it shall be used only with the  authority  of the directors or of a committee of the  directors.  The directors may determine who shall  sign any  instrument  to which the seal is  affixed  and  unless otherwise  so  determined,  every  instrument  to which the seal is affixed shall be signed by one director and by the  secretary or another  director.
     The  obligation  under  regulation  6 of Table A relating to the sealing of share certificates  shall only apply if the Company has a seal.  Regulation
     101 of Table A shall not apply to the Company.

18.  Notices

     18.1 In  regulation  112 of Table A, the words "by telex to a telex  number supplied  by the  member  for  such  purpose  or"  shall  be  inserted immediately  after the words "or by sending  it" and the words  "first class"  shall be  inserted  immediately  before  the words  "post in a prepaid envelope".

     18.2 Where a notice is sent by first class post, proof of the notice having been  posted  in a  properly  addressed,  prepaid  envelope  shall  be conclusive  evidence  that the notice was given and shall be deemed to have been  given at the  expiration  of 24 hours  after  the  envelope containing the same is posted. Where a notice is sent by telex receipt of the appropriate  answerback  shall be conclusive  evidence that the notice was given and the notice  shall be deemed to have been given at
          the  time  of  transmission   following  receipt  of  the  appropriate
          answerback. Regulation 115 of Table A shall not apply to the Company.

     18.3 If at any time by reason of the  suspension or  curtailment  of postal services  within the United Kingdom the Company is unable  effectively to convene a general  meeting  by notices  sent  through  the post,  a general meeting may be convened by a notice advertised in at least one national daily  newspaper and such notice shall be deemed to have been duly  served on all members  entitled  thereto at noon on the day when the  advertisement  appears.  In any such case the Company  shall send confirmatory copies of the notice by post if at least seven days prior to the  meeting  the posting of notices to  addresses  throughout  the
          United Kingdom again becomes practicable.

19.  Winding up

     In regulation 117 of Table A, the words "with the like  sanction"  shall be inserted immediately before the words "determine how the division".

20.  Indemnity

     20.1 Subject to the  provisions  of section  310 of the Act every  director
          (including  an  alternate  director)  or other  officer of the Company shall be  indemnified  out of the assets of the  Company  against  all losses or  liabilities  which he may  sustain or incur in or about the lawful  execution of the duties of his office or otherwise in relation thereto,  including  any  liability  incurred by him in defending  any proceedings, whether civil or criminal, in which judgement is given in his  favour  or in which he is  acquitted  or in  connection  with any application  under  section  144 or  section  727 of the Act in  which relief is granted to him by the court,  and no director  (including an alternate  director)  or other  officer  shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the lawful  execution  of the  duties of his office or in  relation thereto. Regulation 118 of Table A shall not apply to the Company.

     20.2 The directors shall have power to purchase and maintain at the expense of the Company for the benefit of any director (including an alternate director),  officer or auditor of the  Company  insurance  against any such  liability  as is  referred  to in section  310(1) of the Act and subject to the provisions of the Act against any other liability which may  attach  to him or loss  or  expenditure  which  he may  incur  in relation to  anything  done or alleged to have been done or omitted to be done as a director  (including an alternate  director),  officer or auditor.

     20.3 The  directors may  authorise  directors of companies  within the same group of companies  as the Company to purchase and maintain  insurance at  the  expense  of the  Company  for  the  benefit  of any  director
          (including  an alternate  director),  other officer or auditor of such company  in  respect  of such  liability,  loss or  expenditure  as is referred to in Article 20.2.

----------------------------------------------------

Names, addresses and descriptions of Subscribers

----------------------------------------------------

JACQUELINE FISHER
926 Kingstanding Road
Birmingham
B44 9NG

Secretary

MATTHEW WILLIAM EDWARD HYLAND
29 Highbrow
Harborne
Birmingham
B17 9EW

Solicitor

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Dated:   27th January 1998

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Witness to the above signatures:-

MICHELLE HUNT
269 Foley Road West
Streetly
Sutton Coldfield
B74 3NU

Secretary